United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.     )

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STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

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STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

Strategic Partners Large Capitalization Growth
Fund

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102-4077

April 4, 2005

To The Shareholders:

On December 6, 2004, at a special meeting of the Board of Trustees of Strategic Partners Style Specific Funds (the Trust), the Trustees approved a new subadvisory agreement for the Trust’s Strategic Partners Large Capitalization Growth Fund (the Fund). The parties to the subadvisory agreement are Prudential Investments LLC (the Trust’s investment manager), and Columbus Circle Investors (one of the subadvisers of the Fund). This information statement describes the circumstances surrounding the Board’s approval of the new subadvisory agreement and provides you with an overview of its terms. Prudential Investments LLC will continue as the Fund’s investment manager. This information statement does not require any action by you. It is provided to inform you about the new subadvisory agreement.

By order of the Board,

/s/ Deborah A. Docs

Deborah A. Docs
Secretary

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

Strategic Partners Large Capitalization Growth Fund

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102-4077

(800) 225-1852

INFORMATION STATEMENT

April 4, 2005

This information statement is being furnished to shareholders investing in the Strategic Partners Large Capitalization Growth Fund (the Fund), which is a series of Strategic Partners Style Specific Funds (the Trust), in lieu of a proxy statement, pursuant to the terms of an order granted to us by the Securities and Exchange Commission (SEC). The order permits the Trust’s manager to hire new unaffiliated subadvisers and to make certain changes to existing subadvisory contracts with the approval of the Board of Trustees, without obtaining shareholder approval.

The Trust is a management investment company registered under the Investment Company Act of 1940, as amended (the Investment Company Act), and is organized as a Delaware statutory trust. The Trust’s trustees are referred to herein as the “Board,” “Board Members” or “Trustees.” The Trust’s principal executive office is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. The Trust consists of multiple separate investment series, including the Fund.

We are providing shareholders investing in the Fund as of March 4, 2005 with this information statement. This information statement relates to the approval by the Trustees of a new subadvisory agreement dated as of January 3, 2005 (the Subadvisory Agreement) between Prudential Investments LLC (“PI” or, the “Manager”) and Columbus Circle Investors (CCI) with respect to the Fund, a copy of which is attached hereto as Exhibit A. On or about January 3, 2005, Principal Global Investors (PGI), a subsidiary of Principal Financial Group, Inc. (Principal), acquired a majority interest in CCI. The change in corporate ownership of CCI is a change in control, which, effective January 3, 2005, results in a termination of the preceding subadvisory agreement dated September 17, 1999, between PI and CCI. The Trustees, including a majority of the Trustees who were not parties to the agreement and were not interested persons of those parties, as defined in the Investment Company Act (the Independent Trustees), last approved the preceding subadvisory agreement on May 25, 2004. In anticipation of the acquisition of CCI by PGI (the Acquisition), the Trustees met on December 6, 2004 to approve the Subadvisory Agreement between PI and CCI, which is substantially similar to the preceding subadvisory agreement. As indicated by CCI representatives at the December 6, 2004 meeting, the Acquisition is not expected to result in any changes in the management, operation or investment of the segment of the Fund managed by CCI.

The Fund will pay for the costs associated with preparing and distributing this information statement. This information statement will be mailed on or about April 4, 2005.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Manager

PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serves as the Trust’s manager under a management agreement dated as of November 9, 1992. PI is a wholly-owned subsidiary of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. As of December 31, 2004, PI served as the investment manager to all of the Prudential U.S. and offshore registered investment companies, and as the administrator to closed-end investment companies, with aggregate assets of approximately $90.4 billion. Information concerning the Fund’s current management arrangements can be found in Exhibit B. Information concerning officers of the Fund is set forth in Exhibit C.

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Shareholder Reports

The Fund’s most recent annual report for the fiscal year ended July 31, 2004 and the Fund’s semi-annual report for the period ending January 31, 2005 have both been sent to shareholders, and may be obtained without charge by writing to the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 or by calling (800) 225-1852 (toll free). The Fund may send one annual shareholder report, one semi-annual shareholder report and one annual prospectus per household, unless you instruct the Fund or your broker otherwise.

Shareholder Information

Information on share ownership of any class of the Fund is set forth in Exhibit E.

NEW SUBADVISORY AGREEMENT

On December 6, 2004, the Trustees, including the Independent Trustees, unanimously approved the Subadvisory Agreement.

The Subadvisory Agreement contains terms and conditions similar to those of the preceding subadvisory agreement with CCI. CCI renders investment advice to the Fund in accordance with the investment objective and policies of the Fund as established by the Trustees and also makes investment decisions to purchase and sell securities on behalf of the Fund, subject to the supervision of PI. PI, not the Fund, pays an advisory fee to the subadviser. Therefore, the approval of the Subadvisory Agreement does not mean any change in advisory fees paid by the Fund.

Section 15 of the Investment Company Act requires that a majority of a mutual fund’s outstanding voting securities approve the Fund’s subadvisory agreements. However, on September 11, 1996, the SEC issued an order granting exemptive relief from certain requirements of Section 15 to PI and any future open-end management investment company managed by PI, provided that such investment company complies with the conditions of the order. According to the SEC’s order, which is subject to a number of conditions, PI may enter into subadvisory agreements on behalf of certain funds without receiving prior shareholder approval.

Board Consideration of Subadvisory Agreement

At a special in-person meeting of the Board held on December 6, 2004 at which a majority of the Trustees were in attendance (including a majority of the Independent Trustees), the Board of Trustees considered whether the approval of the new Subadvisory Agreement was in the best interests of the Fund. Before approving the new Subadvisory Agreement, the Trustees received information and presentations from representatives of CCI and the Adviser concerning a decision by CCI’s parent company to sell CCI to Principal Financial Group, Inc. (Principal) as of January 2005. In approving the new subadvisory agreement, the Board, including the independent Trustees advised by independent legal counsel, considered and concluded the following:

The Trustees considered that, pursuant to the provisions of the Investment Company Act, the acquisition of CCI by Principal in January 2005 would result in a change of control of CCI, thereby triggering the automatic termination of the existing Subadvisory Agreement between PI and CCI. The Trustees also considered CCI’s representation that the acquisition of CCI by Principal was not expected to result in any changes in the management, operation, fees or investment policies of the segment of the Fund managed by CCI.

Although approval of the new Subadvisory Agreement was necessary in order to comply with the legal requirements of the Investment Company Act relating to CCI’s change of control, the Trustees noted that their approval of the new Subadvisory Agreement also took into account certain other factors, including the nature, quality and extent of CCI’s services, the investment performance of the Fund and CCI, the costs of services furnished by CCI, and other benefits to CCI or its affiliates from serving as subadviser. The Board concluded that the Fund would benefit from the continuation of the services of CCI as a result of the subadviser’s experience, reputation, personnel, operations and resources, that the performance of the Fund and its subadvisers was under review consistent with the practices of the Fund, that the fees would remain unchanged and were reasonable, and that other benefits to CCI were consistent with those received by other subadvisers to mutual funds.

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Based upon their review, the Trustees concluded that the new Subadvisory Agreement with CCI would be in the best interests of the Fund and its investors. Accordingly, after consideration of the above information, and such other factors and information as they deemed relevant, the Trustees, including the Independent Trustees, unanimously approved the new Subadvisory Agreement with CCI.

Information Concerning CCI

CCI, is a Delaware general partnership whose partners are CCIP LLC and CCIM Inc., both located at Metro Center, One Station Place, Stamford, CT 06902. On January 3, 2005, PGI, 801 Grand Avenue, Des Moines, IA 50392-0490, a wholly owned subsidiary of Principal, 711 High Street, Des Moines, IA 50392, acquired a majority interest in CCI. CCI has specialized in growth investing since the firm was established in 1975. As of December 31, 2004, CCI had approximately $3.8 billion in assets under management. CCI’s address is Metro Center, One Station Place, 8th Floor, Stamford, CT 06902.

Exhibit D contains information about the other mutual funds managed by CCI with investment objectives and strategies similar to those of the Fund. Exhibit D also lists the principal executive officers and directors of CCI.

Terms of the Subadvisory Agreement

The following summary of the Subadvisory Agreement is qualified in its entirety by reference to the copy of the Subadvisory Agreement attached as Exhibit A to this information statement.

Under the Subadvisory Agreement, CCI is compensated by PI (and not the Fund) at an annual rate of 0.30% of the average daily net assets of the Fund. This annual rate is unchanged from the preceding subadvisory agreement between PI and CCI.

The Subadvisory Agreement provides that, subject to PI and the Board of Trustees’ supervision, CCI is responsible for managing the investment operations of the Fund and for making investment decisions and placing orders to purchase and sell securities for such portion of the Fund, all in accordance with the investment objective and policies of the Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. In accordance with the requirements of the Investment Company Act, CCI will provide PI with all books and records relating to the transactions they execute and render to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.

The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Fund, or by the Board of Trustees, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, (2) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Trust’s management agreement with PI, and (3) the Subadvisory Agreement may be terminated at any time by CCI or PI on not more than 60 days’ nor less than 30 days’ written notice to the other party to the Subadvisory Agreement.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, CCI will not be liable for any act or omission in connection with its activities as subadviser to the Fund.

Shareholder Proposals

As a Delaware statutory trust, the Trust is not required to hold annual meetings of shareholders and the Trustees currently do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Trust’s Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Fund must be received by the Fund a reasonable time before the Trustees’ solicitation relating

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thereto is made in order to be included in the Fund’s proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

/s/ Deborah A. Docs

Deborah A. Docs
Secretary

Dated: April 4, 2005

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Exhibit A

STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

Strategic Partners Large Capitalization Growth Fund

SUBADVISORY AGREEMENT

Agreement made as of this 3d day of January, 2005 between Prudential Investments LLC (PI), a New York limited liability company and (PI or the Manager), and Columbus Circle Investors (CCI or the Subadviser),

WHEREAS, the Manager has entered into a Management Agreement (the Management Agreement) with Strategic Partners Style Specific Funds, a Delaware statutory trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the 1940 Act), pursuant to which PI acts as Manager of the Trust and

WHEREAS, the Manager desires to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the Trust) and to manage such portion of the Trust as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

WHEREAS, on or about January 3, 2005 Principal Global Investors, a subsidiary of Principal Financial Group, Inc., is expected to acquire a 70% ownership interest in CCI; and

WHEREAS, such transaction will constitute an “assignment” of the existing Subadvisory Agreement within the meaning of the Investment Company Act of 1940, as amended; and

WHEREAS, CCI and the Manager are desirous of continuing the existing subadvisory relationship between the parties; and

WHEREAS, the Trustees of the Trust, at an in-person meeting conducted on December 6, 2004, approved a new Subadvisory Agreement between CCI and the Manager

NOW, THEREFORE, the Parties agree as follows:

1. (a)   Subject to the supervision of the Manager and the Board of Trustees of the Trust, the Subadviser shall manage such portion of the Trust’s portfolio, including the purchase, retention and disposition thereof, in accordance with the Trust’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:

(i)    The Subadviser shall provide supervision of such portion of the Trust’s investments as the Manager shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Trust, and what portion of the assets will be invested or held uninvested as cash.

(ii)   In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Agreement and Declaration of Trust, By-Laws and Prospectus of the Trust provided to it by the Manager (the Trust Documents) and with the instructions and directions of the Manager and of the Board of Trustees of the Trust, co-operate with the Manager’s (or its designee’s) personnel responsible for monitoring the Trust’s compliance and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission (the Commission). The Manager shall provide Subadviser timely with copies of any updated Trust documents.

(iii)  The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Trust’s portfolio, as applicable, and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Trust’s

Prospectus or as the Board of Trustees may direct from time to time. In providing the Trust with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party. The Manager (or Subadviser) to the Trust each shall have discretion to effect investment transactions for the Trust through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and to cause the Trust to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the Subadviser) with respect to the Trust and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Trust as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

(iv)  The Subadviser shall maintain all books and records with respect to the Trust’s portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Trust’s Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Trust’s securities.

(v)   The Subadviser or an affiliate shall provide the Trust’s Custodian on each business day with information relating to all transactions concerning the portion of the Trust’s assets it manages, and shall provide the Manager with such information upon request of the Manager.

(vi)  The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Manager understand and agree that if the Manager manages the Trust in a “manager-of-managers” style, the Manager will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Trust’s Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Trust’s Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Manager and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Trust’s portfolio or any other transactions of Trust assets.

(b)   The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c)   The Subadviser shall keep the Trust’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Co-Managers all information relating to the Subadviser’s services hereunder needed by the Co-Managers to keep the other books and records of the Trust required by Rule 31a-1 under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Trust are the property of the Trust, and the Subadviser will surrender promptly to the Trust any of such records upon the Trust’s request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d)   In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.

(e)   The Subadviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(f)    The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Trust’s portfolio, subject to such reporting and other requirements as shall be established by the Manager.

(g)   Upon reasonable request from the Manager, the Subadviser (through a qualified person) will assist the valuation committee of the Trust or the Manager in valuing securities of the Trust as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

2.     The Manager shall continue to have responsibility for all services to be provided to the Trust pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement. The Manager shall provide (or cause the Trust’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Fund managed by the Subadviser, cash requirements and cash available for investment in such portion of the Trust, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Trust that affect the duties of the Subadviser).

3.     For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Trust’s average daily net assets of the portion of the Trust managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Manager to the Subadviser under this Agreement is contingent upon the Manager’s receipt of payment from the Trust for management services described under the Management Agreement between the Trust and the Manager. Expense caps or fee waivers for the Trust that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.

4.     The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Manager or the Trust may have against the Subadviser under federal or state securities laws. The Manager shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Manager’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Manager, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5.     This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Trust and the Manager of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Trust at Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at Metro Center, One Station Place, 8th floor, Stamford, Connecticut 06902.

6.     Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7.     During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8.     This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

9.     This Agreement shall be governed by the laws of the State of New York.

10.   Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

By:	/s/ ROBERT F. GUNIA

Name: Robert F. Gunia

Title: Executive Vice President

COLUMBUS CIRCLE INVESTORS

By:	/s/ FRANK A. CUTTITA

Name: Frank A. Cuttita

Title: Chief Administrative Officer

SCHEDULE A

STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

Strategic Partners Large Capitalization Growth Fund

As compensation for services provided by Columbus Circle Investors, Prudential Investments LLC will pay Columbus Circle Investors a fee equal, on an annualized basis, to the following:

Fund Name	Advisory Fee
Strategic Partners Style Specific Funds – Strategic Partners Large Capitalization Growth Fund	0.30% of the average daily net assets of the Fund

Dated as of January 3, 2005

Exhibit B

MANAGEMENT OF THE TRUST

The Manager

Prudential Investments LLC (PI), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serves as the Trust’s Manager under a management agreement (the Management Agreement) dated as of November 9, 1992, and renewed thereafter as required by the Investment Company Act.

The Management Agreement was last approved by the Trustees of the Trust, including a majority of the Trustees who were not parties to the contract and were not interested persons of those parties (as defined in the Investment Company Act) on May 25, 2004.

Terms of the Management Agreement

Pursuant to the Management Agreement with the Trust, PI is subject to the supervision of the Trustees and, in conformity with the stated policies of the Fund, manages both the investment operations of the Fund, and the composition of the Fund’s investment portfolio, including the purchase, retention and disposition of portfolio securities. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Fund. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreements.

The Manager reviews the performance of all subadvisers engaged for the Trust, and makes recommendations to the Trustees with respect to the retention and renewal of contracts. In connection therewith, the Manager is obligated to keep certain books and records of the Trust. The Manager also administers the Trust’s business affairs and, in connection therewith, furnishes the Trust with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Bank of New York (the Trust’s custodian), and Prudential Mutual Fund Services LLC (PMFS), the Trust’s transfer and dividend disbursing agent. The management services of the Manager for the Trust are not exclusive under the terms of the Management Agreement and the Manager is free to, and does, render management services to others.

The Manager has authorized any of its Trustees, officers and employees who have been elected as Trustees or officers of the Trust to serve in the capacities in which they have been elected. All services furnished by the Manager under the Management Agreement may be furnished by any such Trustees, officers or employees of the Manager.

In connection with its management of the business affairs of the Trust, the Manager bears the following expenses:

(a)   the salaries and expenses of all of its and the Trust’s personnel, except the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust’s subadvisers;

(b)   all expenses incurred by the Manager or by the Trust in connection with managing the ordinary course of the Trust’s business, other than those assumed by the Trust, as described below; and

(c)   the fees payable to each subadviser pursuant to the subadvisory agreement between the Manager and each subadviser.

For its services, the Manager is compensated by the Trust at the rate of 0.50% of the Trust’s average daily net assets.

Under the terms of the Management Agreement, the Trust is responsible for the payment of the following expenses: (a) the fees payable to the Manager, (b) the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust’s subadvisers, (c) the fees and certain expenses of the Trust’s custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with their obligation of maintaining required records of the Trust and of pricing Trust shares, (d) the charges and expenses of the Trust’s legal counsel and independent accountants, (e) brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions, (f) all taxes and corporate fees payable by the Trust to governmental agencies, (g) the fees of any trade associations of which the Trust may be a member, (h) the cost of share certificates representing shares of the Trust, (i) the cost of fidelity and liability insurance, (j) the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the SEC and qualifying the Trust’s shares under state securities laws, including the preparation and printing of the Trust’s registration statements and prospectuses for such purposes, (k) allocable communications expenses with respect to investor services and all expenses of shareholder and Board meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders, and (l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business.

The Management Agreement provides that the Manager will not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act. The Management Agreement also provides that it will terminate automatically if assigned and that it may be terminated without penalty by the Trustees, by vote of a majority of the Trust’s outstanding voting securities (as defined in the Investment Company Act) or by PI, upon not more than 60 days’ nor less than 30 days’ written notice.

Information About PI

PI acts as manager or co-manager for the following investment companies, in addition to the Trust:

American Skandia Trust, Cash Accumulation Trust, The Asia Pacific Fund, Inc., The High Yield Income Fund, Inc., Dryden Ultra Short Bond Fund, Nicholas-Applegate Fund, Inc., (Nicholas-Applegate Growth Equity Fund), Dryden California Municipal Fund, Strategic Partners Equity Fund, Inc.; Prudential’s Gibraltar Fund, Inc.; Dryden Global Total Return Fund, Inc.; Dryden Government Income Fund, Inc., Dryden Government Securities Trust, Dryden High Yield Fund, Inc., Dryden Index Series Fund, Prudential Institutional Liquidity Portfolio, Inc., MoneyMart Assets, Inc., Dryden Municipal Bond Fund, Dryden Municipal Series Fund, Dryden Small Capitalization Core Equity Fund, Inc., Dryden Core Investment Fund, Inc., Dryden National Municipals Fund, Inc., Jennison Natural Resources Fund, Inc., Strategic Partners Real Estate Securities Fund, Jennison Sector Funds, Inc., Dryden Short-Term Bond Fund, Inc., Jennison Small Company Fund, Inc., Prudential Tax-Free Money Fund, Inc., Dryden Tax-Managed Funds, Dryden Tax-Managed Small Cap Fund, Inc., Dryden Total Return Bond Fund, Inc., Jennison 20/20 Focus Fund, Jennison U.S. Emerging Growth Fund, Inc., Jennison Value Fund, Prudential World Fund, Inc., Special Money Market Fund, Inc., Strategic Partners Asset Allocation Funds, Strategic Partners Opportunity Funds, Strategic Partners Style Specific Funds, Strategic Partners Mutual Funds, Inc., The Prudential Investment Portfolios, Inc., The Prudential Variable Contract Account-2, The Prudential Variable Contract Account-10, and The Prudential Variable Contract Account-11.

PI’s Directors and Officers

The business and other connections of PI’s Directors and principal executive officers are set forth below. The address of each person is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

Name	Position with PI	Principal Occupations
Deborah A. Docs	Vice President and Assistant Secretary	Vice President and Corporate Counsel (since January 2001) of Prudential; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc.

Robert F. Gunia	Executive Vice President and Chief Administrative Officer

Vice President, Prudential Insurance Company of America (Prudential Insurance); President, Prudential Investment Management Services LLC (PIMS); Executive Vice President, Chief Administrative Officer and Trustee of American Skandia Investment Services, Inc.; Executive Vice President and Trustee of American Skandia Fund Services, Inc.; Executive Vice President and Trustee of American Skandia Advisory Services, Inc.

Name	Position with PI	Principal Occupations
William V. Healey	Executive Vice President and Chief Legal Officer

Vice President and Associate General Counsel, Prudential Insurance; Senior Vice President, Chief Legal Officer and Secretary, PIMS; Executive Vice President and Chief Legal Officer of American Skandia Investment Services, Inc., Executive Vice President and Chief Legal Officer of American Skandia Fund Services, Inc.; Executive Vice President and Chief Legal Officer of American Skandia Advisory Services, Inc.

David R. Odenath, Jr.	Executive Vice President

President of Prudential Annuities (since August 2002); Executive Vice President (since May 2003) of American Skandia Investment Services, Inc.; Chief Executive and Trustee (since May 2003) of American Skandia Life Assurance Corporation, American Skandia Information Services and Technology Corporation and Skandia U.S. Inc.; President, Chief Executive Officer and Trustee (since May 2003) of American Skandia Marketing, Inc.; Senior Vice President (since June 1999) of Prudential; formerly Senior Vice President (August 1993-May 1999) of PaineWebber Group, Inc.

Kevin B. Osborn	Executive Vice President	Executive Vice President and Trustee of American Skandia Investment Services, Inc. and Executive Vice President and Trustee of American Skandia Advisory Services, Inc.

Stephen Pelletier	Executive Vice President	Executive Vice President, PI.

Judy A. Rice	Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer

Officer-in-Charge, Trustee, President, Chief Executive Officer and Chief Operating Officer of American Skandia Investment Services, Inc.; Officer-in-Charge, Trustee, President and Chief Executive Officer of American Skandia Fund Services, Inc.; Officer-in-Charge, Trustee, President, Chief Executive Officer and Chief Operating Officer of American Skandia Advisory Services, Inc.

Philip N. Russo	Executive Vice President, Chief Financial Officer and Treasurer

Trustee of Jennison Associates LLC; Executive Vice President and Trustee of American Skandia Investment Services, Inc. and Executive Vice President and Trustee of American Skandia Advisory Services, Inc.

Jonathan Shain	Vice President and Assistant Secretary

Vice President and Corporate Counsel (since August 1998) of Prudential; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc. and American Skandia Fund Services, Inc.

The Distributor and Transfer Agent

Prudential Investment Management Service LLC (PIMS or the Distributor), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, acts as the distributor of the shares of the Fund under a distribution agreement with the Fund. The Distributor is a subsidiary of Prudential. Pursuant to a distribution and service plan (the Plan) adopted under Rule 12b-1 under the Investment Company Act, the Fund bears the expenses of distribution and service fees paid to the Distributor with respect to Class A, Class B, and Class C shares. PIMS acts as Distributor for the Trust, but is not compensated for its services.

The Fund’s transfer agent for the fiscal year ending July 31, 2004 was Prudential Mutual Fund Services LLC (PMFS), 100 Mulberry Street, Newark, NJ 07102. PMFS received $193,300 for its services in connection with the Fund during the fiscal year ended July 31, 2004.

Brokerage

For the fiscal year ending July 31, 2004, the Fund paid $4,070 in brokerage commissions to affiliated brokers. The total brokerage commissions paid by the Fund to all brokers for the fiscal year ending July 31, 2004 was $218,131. The percentage of total brokerage commissions paid to affiliated brokers for the fiscal year ending July 31, 2004 was 1.9% and the percentage of the aggregate dollar amount of portfolio transactions involving the payment of commissions to affiliated brokers was 2.4%.

Exhibit C

OFFICER INFORMATION

Name (Birthdate)	Office(s) With the Trust	Principal Occupations
Lee D. Augsburger (6/7/59)	Chief Compliance Officer

Vice President and Chief Compliance Officer (since May 2003) of PI; Vice President and Chief Compliance Officer since October 2000) of Prudential Investment Management. Inc.; formerly Vice President and Chief Legal Officer-Annuities (August 1999-October 2000) of Prudential Insurance Company of America; Vice President and Corporate Counsel (November 1997-August 1999) of Prudential Insurance Company of America.

Judy A. Rice (1/26/48)	President

President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (since 2003) of PI; Trustee, Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer (since May 2003) of American Skandia Advisory Services, Inc. and American Skandia Investment Services, Inc.; Trustee, Officer-in-Charge, President, Chief Executive Officer (since May 2003) of American Skandia Fund Services, Inc.; Vice President (since February 1999) of Prudential Investment Management Services LLC; President Chief Executive Officer and Officer-In-Charge (since April 2003) of Prudential Mutual Fund Services LLC; formerly various positions to Senior Vice President (1992-1999) of Prudential Securities; and various positions to Managing Trustee (1975-1992) of Salomon smith Barney; Member of Board of Governors of the Money Management Institute.

Robert F. Gunia (12/15/46)	Vice President

Executive Vice President and Chief Administrative Officer (since June 1999) of PI; Executive Vice President and Treasurer (since January 1996) of PI; President (since April 1999) of Prudential Investment Management Securities LLC; Corporate Vice President (since September 1997) of The Prudential Insurance Company of America; Director, Executive Vice President and Chief Administrative Officer (since May 2003) of American Skandia Investment Services, Inc.; American Skandia Fund Services, Inc.; formerly Senior Vice President (March 1987-May 1999) of Prudential Securities.

Name (Birthdate)	Office(s) With the Trust	Principal Occupations
William V. Healey (7/28/53)	Chief Legal Officer

Vice President and Associate General Counsel (since 1998) of Prudential; Executive Vice President and Chief Legal Officer (since February 1999) of Prudential Investments LLC; Senior Vice President, Chief Legal Officer and Secretary (since December 1998) of Prudential Investment Management Services LLC: Executive Vice President and Chief Legal Officer (since February 1999) of Prudential Mutual Fund Services LLC; Vice President and Secretary (since October 1998) of Prudential Investment Management, Inc.; Executive Vice President and Chief Legal Officer (since May 2003) of American Skandia Investment Services, Inc., American Skandia Fund Services, Inc. and American Skandia Advisory Services, Inc. and American Skandia Advisory Services, Inc., Director (June 1999-June 2002 and June 2003-present) of ICI Mutual Insurance Company; prior to August 1998, Associate General Counsel of the Dreyfus Corporation (Dreyfus), a subsidiary of Mellon Bank, N.A. (Mellon Bank), and an officer and/or director of various affiliates of Mellon Bank and Dreyfus.

Maryanne Ryan (10/12/64)	Anti-Money Laundering Compliance Officer

Vice President, Prudential Insurance (since November 1998), First Vice President Prudential Securities (March 1997-May 1998); Anti-Money Laundering Officer (since 2003) of American Skandia Advisory Services, Inc. and American Skandia Marketing, Inc.

Helene Gurian (10/25/53)	Acting Anti-Money Laundering Compliance Officer

Vice President, Prudential (since July 1997). Vice President, Compliance (July 1997-January 2001); Vice President, Compliance and Risk Officer, Retail Distribution (January 2001-May 2002); Vice President, Corporate Investigations, (2002-present) responsible for supervision of Prudential’s fraud investigations, anti-money laundering program and high technology investigation unit.

Name (Birthdate)	Office(s) With the Trust	Principal Occupations
Grace C. Torres (6/28/59)	Treasurer and Principal Financial and Accounting Officer

Senior Vice President (Since January 2000 of PI; Senior Vice President and Assistant Treasurer (since May 2003) of American Skandia Investment Services, Inc. and American Skandia Advisory Services, Inc.; formerly First Vice President (December 1996-January 2000) of PI and First Vice President (March 1993-1999) of Prudential Securities.

Deborah A. Docs (1/19/58)	Secretary

Vice President and Corporate Counsel (since January 2001) of Prudential; Vice President and Assistant Secretary (since December 1996) of PI; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc.

Exhibit D

OTHER FUNDS MANAGED BY CCI

There are no other registered investment company portfolios for which CCI acts as an investment adviser or subadviser with investment objectives, policies and strategies that are similar to these of the Fund.

MANAGEMENT OF CCI

The table below lists the name, address, position with CCI and principal occupation during the past five years for the principal executive officers and directors of CCI.

Name and Address*	Position with CCI and Principal Occupation

Anthony Rizza	Chief Executive Officer and Senior Managing Director, Portfolio Manager

Clifford Fox	Senior Managing Director, Portfolio Manager

Robert Fehrmann	Senior Managing Director

Frank Cuttita	Chief Administrative Officer and Managing Director

Karl Anderson	Managing Director, Marketing and Client Service

Oliver Marti	Managing Director, Portfolio Manager

Michael Iacono	Managing Director, Co-Portfolio Manager

*The address of each person is Columbus Circle Investors, Metro Center, One Station Place, 8th Floor, Stamford, CT 06902.

On January 3, 2005, PGI, a wholly owned subsidiary of Principal, acquired a majority interest in CCI.

D-1

Exhibit E

SHAREHOLDER INFORMATION

As of March 4, 2005 the Trustees and officers of the Trust, as a group, owned less than 1% of the outstanding shares of the Fund.

As of March 4, 2005, the owners, directly or indirectly, of more than 5% of any class of the outstanding shares of the Fund were as follows:

Name	Address	Class	Shares/%
PIMS/Prudential Retirement As Nominee for the TTEE/Cust East Neck Nursing Center, Inc.	134 Great East Neck Road West Babylon, NY 11704	A	186,178/6.9%

E-1